UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Act of 1934

Date of Report (date of earliest event reported):  March 8, 2007

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-9268	94-1690082
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

One Riverway, Suite 2100

Houston, Texas 77056

(Address of principal executive offices)

(713) 850-7600

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           President and Chief Executive Officer Employment Agreement

On March 8, 2007, Geokinetics Inc. (the “Company” or “Geokinetics”) entered in an employment agreement dated March 8, 2007 with David A. Johnson, its President and Chief Executive Officer, (the “Employment Agreement”).  The following description of the Employment Agreement is qualified by reference to the Employment Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

The Employment Agreement provides that Mr. Johnson will continue to act as President and Chief Executive Officer of the Company and continue to be nominated for election as a director of the Company.  Mr. Johnson will receive an annual salary of $350,000, a monthly car allowance of $500.00 and the Company will pay his life insurance premium.  Additionally, Mr. Johnson is entitled to participate in an incentive bonus program under which he can earn additional sums as a bonus based upon the annual performance of the Company and various other performance metrics mutually agreed, annually, by Mr. Johnson and the Company’s Board of Directors (the “Board”) or the Compensation Committee of the Board.

As an inducement to enter into the Employment Agreement, the Company awarded Mr. Johnson 50,000 shares of restricted Common Stock, $.01 par value, (“Common Stock”) of the Company.  The restrictions on selling the shares will lift over a four year period.   Each year, effective March 15, and beginning in 2008, Mr. Johnson will be awarded an annual equity award in the form of restricted stock and/or stock options calculated based on his then existing base salary and the closing price of Geokinetics Common Stock on the effective date of the award.

Under the Employment Agreement, Mr. Johnson expressly agrees not to compete in the seismic service industry during his employment and for a period of two years after termination of his employment.  Mr. Johnson also agrees to execute the Company non-disclosure and confidentiality agreements with respect to Company proprietary or confidential information.  Should there be a material negative change in Mr. Johnson’s job scope as President and Chief Executive Officer or his remuneration package, the Employment Agreement provides that Mr. Johnson has the right to terminate his employment and receive a severance package equal to two times the sum of his base salary and the most recent non-zero cash bonus.  Until March 15, 2008, there will be a $1,400,000 limit on the severance payment.  In addition to the severence package, all restrictions will be lifted from the 50,000 share restricted stock award Mr. Johnson was granted pursuant to the Employment Agreement.

ITEM 9.01.            Exhibits

(c)	Exhibits

	10.1	Employment agreement by and between Geokinetics, Inc. and David Johnson dated March 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 14, 2007
GEOKINETICS INC.

	By:	/s/ Scott A. McCurdy
Scott A. McCurdy
Vice President and
Chief Financial Officer